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                                                State of California
                                                SECRETARY OF STATE


         I, BILL JONES, Secretary of State of, the State of California, hereby certify:

         That the attached transcript has been compared with the record on file in this office, of which it purports to be a copy, and that it is full, true and correct.

                                                IN WITNESS WHEREOF, I execute
                                                  this certificate and affix
                                                  the Great Seal of the State
                                                  of California this

                                                JUL 30, 1997

[The Great Seal of the State of California]


                                                /s/ Bill Jones
                                                Secretary of State
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                            ARTICLES OF INCORPORATION

                                       OF

                          WEST COAST AMPHITHEATER CORP.

                                        I

          The name of this Corporation is WEST COAST AMPHITHEATER CORP.

                                       II

         The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Laws of the State of California, other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

         The name and address of the person appointed to act as initial agent for service of process in this State is:

                              Richard M. Rosenthal
                        6345 Balboa Boulevard, Suite 330
                            Encino, California 91316

                                       IV

         This Corporation is authorized to issue only one class of shares of stock and the number of shares this Corporation is authorized to issue is one hundred thousand (100,000).

         IN WITNESS WHEREOF, I, the undersigned have executed these Articles of Incorporation on July 29, 1997, at Encino, California.



          /s/ Thomas Miserendino
         THOMAS MISERENDINO, Incorporator